                                                                    EXHIBIT 12.1

                           RALPHS SUPERMARKETS, INC.
                    (AS SUCCESSOR TO RALPHS GROCERY COMPANY)

              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES(A)
                             (DOLLAR IN THOUSANDS)
                                  (UNAUDITED)

                                 52 WEEKS      53 WEEKS      52 WEEKS       52 WEEKS        52 WEEKS       36 WEEKS        36 WEEKS
                                  ENDED         ENDED         ENDED          ENDED           ENDED           ENDED          ENDED
                               JANUARY 28,    FEBRUARY 3,   FEBRUARY 2,    JANUARY 31,     JANUARY 30,    OCTOBER 10,     OCTOBER 9,
                                   1990          1991          1992           1993            1994           1993           1994
                               -----------    -----------   -----------    -----------     ----------     -----------     ----------
Earnings (loss) before income
 taxes, cumulative effect of
 change in accounting and
 extraordinary item.........    $(57,670)      $(25,529)      $(27,734)      $  2,792       $ 30,317       $ 23,771       $  19,896
Add:
  Portion of rents
  representative of the
    interest factor.........      11,836         12,936         15,135         17,745         19,218         13,092          13,493
  Capitalized interest......       1,019            915            510          1,074            740            599             227
  Interest expense..........     130,883        128,477        130,206        125,611        108,755         75,748          77,162
                                --------       --------       --------       --------       --------       --------       ---------
  Earnings as adjusted......    $ 86,068       $116,799       $118,117       $147,222       $159,030       $113,210       $ 110,778
                                ========       ========       ========       ========       ========       ========       =========
Fixed charges:
  Interest expense..........     130,883        128,477        130,206        125,611        108,755         75,748          77,162
  Capitalized interest......       1,019            915            510          1,074            740            599             227
  Portion of rents
    representative of the
    interest factor.........      11,836         12,936         15,135         17,745         19,218         13,092          13,493
                                --------       --------       --------       --------       --------       --------       ---------
  Total fixed charges.......    $143,738       $142,328       $145,851       $144,430       $128,713       $ 89,439       $  90,882
                                ========       ========       ========       ========       ========       ========       =========
Ratio of earnings to fixed
  charges...................          --(b)          --(b)          --(b)        1.02           1.24           1.27            1.22
                                ========       ========       ========       ========       ========       ========       =========

- ---------------

(a) The ratio of earnings to fixed charges has been computed based upon net earnings (loss) before income taxes, extraordinary item and fixed charges. Fixed charges consist of interest expense (including amortization of self-insurance reserves discount), capitalized interest, amortization of debt discount and expense and one-third of rental expense (the proportion deemed representative of the interest factor).

(b) Earnings before income taxes and fixed charges were insufficient to cover fixed charges for the periods ended January 28, 1990, February 3, 1991 and February 2, 1992 by $57,670, $25,529 and $27,734, respectively.

                                                                    EXHIBIT 12.1

                         FOOD 4 LESS SUPERMARKETS, INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)


                                          53 WEEKS ENDED       52 WEEKS ENDED       52 WEEKS ENDED       52 WEEKS ENDED
                                          JUNE 30, 1990        JUNE 29, 1991        JUNE 27, 1992        JUNE 26, 1993
                                        ------------------   ------------------   ------------------   ------------------
                                                    FIXED                FIXED                FIXED                FIXED
                                        EARNINGS   CHARGES   EARNINGS   CHARGES   EARNINGS   CHARGES   EARNINGS   CHARGES
                                        --------   -------   --------   -------   --------   -------   --------   -------
Loss before provision for income taxes
 and extraordinary charges............  $(9,106)   $    --   $(3,387)   $    --   $(25,555)  $    --   $(25,936)  $    --
Add: Fixed charges:
Interest expense including
  amortization of deferred financing
  costs...............................   50,789     50,789    50,085     50,085     70,210    70,210     69,733    69,733
Interest factor in rent expense(1)....    3,814      3,814     6,523      6,523     15,569    15,569     14,835    14,835
                                        --------   -------   --------   -------   --------   -------   --------   -------
                                        $45,497    $54,603   $53,221    $56,608   $ 60,224   $85,779   $ 58,632   $84,568
                                        =======    =======   =======    =======   ========   =======   ========   =======
Ratio of earnings to fixed charges....       --                   --                    --                   --
                                        =======              =======              ========             ========
Deficiency of earnings to cover fixed
  charges.............................  $ 9,106              $ 3,387              $ 25,555             $ 25,936
                                        =======              =======              ========             ========


                                          52 WEEKS ENDED       12 WEEKS ENDED       12 WEEKS ENDED
                                          JUNE 25, 1994      SEPTEMBER 18, 1993   SEPTEMBER 17, 1994
                                        ------------------   ------------------   ------------------
                                                    FIXED                FIXED                FIXED
                                        EARNINGS   CHARGES   EARNINGS   CHARGES   EARNINGS   CHARGES
                                        --------   -------   --------   -------   --------   -------
Loss before provision for income taxes
 and extraordinary charges............  $    --    $    --   $  (812)   $    --   $(2,447)   $    --
Add: Fixed charges:
Interest expense including
  amortization of deferred financing
  costs...............................   68,250     68,250    15,730     15,730    16,008     16,008
Interest factor in rent expense(1)....   16,596     16,596     3,830      3,830     4,095      4,095
                                        -------    -------   --------   -------   --------   -------
                                        $84,846    $84,846   $18,748    $19,560   $17,656    $20,103
                                        =======    =======   =======    =======   =======    =======
Ratio of earnings to fixed charges....      1.0                   --                   --
                                        =======              =======              =======
Deficiency of earnings to cover fixed
  charges.............................       --              $   812              $ 2,447
                                        =======              =======              =======

- ---------------
(1) Calculated as one-third of minimum rent expense (see note 5 in the audited financial statements):

                                                    1990                 1991                 1992                 1993
                                                   -------              -------              -------              -------
Minimum rent..........................             $11,443              $19,570              $46,706              $44,504
Interest factor.......................                  /3                   /3                   /3                   /3
                                                   -------              -------              -------              -------
                                                   $ 3,814              $ 6,523              $15,569              $14,835
                                                   =======              =======              =======              =======

                                                               12 WEEKS ENDED       12 WEEKS ENDED
                                                    1994     SEPTEMBER 18, 1993   SEPTEMBER 17, 1994
                                                   -------   ------------------   ------------------
Minimum rent..........................             $49,788        $11,490              $12,286
Interest factor.......................                  /3             /3                   /3
                                                   -------        -------              -------
                                                   $16,596        $ 3,830              $ 4,095
                                                   =======        =======              =======

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